UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 January 1, 2005


                           HARRIS & HARRIS GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         NEW YORK                         0-11576                13-3119827
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                              111 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (212) 582-0900
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

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to our Mandatory Retirement Plan, Mr. Mel P. Melsheimer, our President, Chief Operating Officer and Chief Financial Officer retired on December 31, 2004. On January 14, 2004, the Board of Directors named Mr. Douglas W. Jamison as our future President, Chief Operating Officer and Chief Financial Officer as of January 1, 2005.

Mr. Jamison, 35, has served as our Vice President since September 2002 and as a Managing Director since January 2004. Prior to joining us, he worked for five years as a Senior Technology Manager at the University of Utah Technology Transfer Office, where he managed intellectual property. He is a member of the Scientific Advisory Board of Chlorogen, Inc., in which the Company has an investment. His professional societies include the Association of University Technology Managers, for which he serves on its Survey Statistics and Metrics Committee, the American Association for the Advancement of Science and the Institute of Electrical and Electronics Engineers. He is a member of the Advisory Board, Massachusetts Technology Collaborative Nanotechnology Venture Forum, of the Advisory Board, Converging Technology Bar Association and the Advisory Board, Nanotechnology Law & Business (Journal for Attorneys, Entrepreneurs and Investors Involved in Small Scale Technologies).

No disclosure is required pursuant to Regulation S-K Items 401(d) and 404(a).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 4, 2005                          HARRIS & HARRIS GROUP, INC.



                                               By: /s/ Helene B. Shavin
                                                   -----------------------------
                                                   Helene B. Shavin
                                                   Vice President and Controller